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As filed with the Securities and Exchange Commission on June 26, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BIOSITE INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	33-0288606
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
11030 Roselle Street San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED 1996 STOCK
INCENTIVE PLAN OF BIOSITE INCORPORATED
(Full title of the plan)

Copy to:
Kim D. Blickenstaff	THOMAS E. SPARKS, JR.
President and Chief Executive Officer	Pillsbury Winthrop LLP
Biosite Incorporated	50 Fremont Street
11030 Roselle Street	San Francisco, CA 94105
San Diego, California 92121	(415) 983-1000
(858) 455-4808
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, $.01 par value	700,000 shares	$26.05	$18,235,000.00	$1,677.62

(1)
Calculated pursuant to General Instruction E to Form S-8.

(2)
Pursuant to Rule 416(a) under the Securities Act, this registration statement also includes an indeterminate number of additional shares which may be offered and issued in connection with any stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, upon the average of the high and low prices as reported on the Nasdaq National Market on June 20, 2002.

        The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

  General Instruction E Information

        This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

        Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission ("SEC") on May 9, 1997 (File No. 333-26763), July 23, 1998 (File No. 333-59705), July 21, 1999 (File No. 333-83429) and June 22, 2001 (File No. 333-63684) are hereby incorporated by reference.

  Incorporation of Certain Documents by Reference

        The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

        (1)  Annual Report on Form 10-K (File No. 000-21873) for the fiscal year ended December 31, 2001, as amended by Amendment No. 1 to Form 10-K, which contains, among other things, the financial statements and schedule of the Registrant for the fiscal year ended December 31, 2001 together with the report thereon of Ernst & Young LLP, independent auditors;

        (2)  Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

        (3)  The description of the Registrant's common stock contained in Registrant's Registration Statement on Form 8-A filed with the SEC on February 10, 1997;

        (4)  The description of the Preferred Stock Purchase Rights for Series A Participating Preferred Stock, par value $.01 per share, of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed October 28, 1997; and

        (5)  The description of the Preferred Stock Purchase Rights for Series A Participating Preferred Stock, par value $.01 per share, of the Registrant contained in Amendment No. 1 to the Registrant's Registration Statement on Form 8-A filed July 18, 2001.

        In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 25, 2002.

BIOSITE INCORPORATED
By:	/s/ KIM D. BLICKENSTAFF Kim D. Blickenstaff President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kim D. Blickenstaff and Christopher J. Twomey, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ KIM D. BLICKENSTAFF Kim D. Blickenstaff	President, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2002
/s/ CHRISTOPHER J. TWOMEY Christopher J. Twomey	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2002
/s/ TIMOTHY J. WOLLAEGER Timothy J. Wollaeger	Chairman of the Board of Directors	June 25, 2002
Anthony DeMaria, M.D.	Director	June , 2002
/s/ HOWARD E. GREENE, JR. Howard E. Greene, Jr.	Director	June 25, 2002
/s/ LONNIE M. SMITH Lonnie M. Smith	Director	June 25, 2002
Gunars E. Valkirs, Ph.D.	Director	June , 2002

INDEX TO EXHIBITS

Exhibit Number		Exhibit
5.1		Opinion regarding legality of securities to be offered.
10.1	*	Amended and Restated 1996 Stock Incentive Plan of Biosite Incorporated.
23.1		Consent of Ernst & Young LLP, Independent Auditors.
23.3		Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).
24.1		Power of Attorney (see page 3).

*
Incorporated by reference to Exhibit A to the Registrant's Proxy Statement filed April 29, 2002.

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INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS